UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/12/2008

Powerwave Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21507

Delaware	11-2723423
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1801 E. St. Andrew Place, Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

714-466-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Powerwave Technologies, Inc. has agreed to repurchase $39,055,000 in principal amount of its outstanding 1.875% convertible subordinated notes due November 2024. The repurchase is expected to close on November 19, 2008. Following this repurchase there will be $160,945,000 in principal amount of the 1.875% convertible subordinated notes due November 2024 outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powerwave Technologies, Inc.

Date: November 14, 2008	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer